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                                                                EXHIBIT 23.1



                 The Chase Manhattan Bank Building      Telephone: 809 754 9090
                 PO Box 363566
                 San Juan PR 00936-3566


[PRICE WATERHOUSE LOGO]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

March 15, 1996

To the Board of Directors
BanPonce Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-61601 of BanPonce Corporation of our report dated February 16, 1996, appearing on page F-35 of BanPonce Corporation Report to Shareholders which is incorporated by reference in this Annual Report on Form 10K.


/s/ Price Waterhouse
PRICE WATERHOUSE